Exhibit 99.1

iSun Announces the Appointment of Claudia Meer to Its Board of Directors

Energy executive with decades of experience in Energy as a Service complements iSun’s strategic direction of energy services, construction, ownership and operation

WILLISTON, Vt.—(BUSINESS WIRE)— iSun, Inc. (NASDAQ: ISUN) (“iSun”) a leading solar energy, smart city and clean mobility infrastructure innovator with 50 years of construction expertise for solar, electrical and data services, is pleased to announce the appointment of Claudia Meer, experienced energy executive, to its Board of Directors.

Ms. Meer brings decades of energy service experience to the board, including but not limited to:

●	Former Chief Investment Officer and Chief Financial Officer of AlphaStruxure, a venture created by The Carlyle Group and Schneider Electric to develop and fund clean energy infrastructure.

●	Former CEO of an energy division of EDF, involved in acquisitions and operations.

●	Retained by various investment capital groups as a clean energy industry expert to advise on their pursuit of clean energy sector acquisitions.

●	Has participated and led various complex financial transactions as well as disposition, implementation and spin/off opportunities.

Jeffrey Peck, Chairman of the Board and Chief Executive Officer of iSun, commented, “In the context of the execution of our growth plan, including organic sales across all business units, accretive M&A and owning clean energy and mobility assets for recurring revenues, Claudia brings the kind of depth of expertise that we know will help guide us in our next expansion activities. We believe Claudia will positively impact the organization, and we are glad that she accepted our offer to join,” said Mr. Peck.

“I am very pleased to be joining the Board of Directors of iSun at this exciting time in the company’s growth,” said Ms. Meer. “iSun’s long history of success constructing projects and their goal of merging smart mobility and energy and providing turnkey solutions is at the leading edge of where the clean energy industry is headed. I’m looking forward to working with the rest of the board and the executive team, and I thank them for their vote of confidence.”

About iSun, Inc.

Headquartered in Williston, VT, iSun, Inc. (NASDAQ: ISUN) is a business rooted in values of integrity and diversity that align people, innovation and sustainability. Ranked by Solar Power World as one of the leading commercial solar contractors in the Northeastern United States, iSun provides energy services, smart city innovations and clean mobility infrastructure to customers for projects from smart solar mobile phone and electric vehicle charging, up to multi-megawatt renewable energy solutions. iSun’s innovations were recognized this year by the Solar Impulse Foundation of Bertrand Piccard as one the globe’s Top 1000 Sustainability Solutions. As a winner, this award will result in the iSun solution being presented to hundreds of government entities around the world, including various municipal, state and federal agencies in the United States. Since entering the renewable energy market in 2012, iSun has installed over 200 megawatts of rooftop, ground mount and EV carport solar systems (equal to power required for 38,000 homes). We continue to focus on profitable growth opportunities. For more information, visit www.isunenergy.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) iSun’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (ii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective management of iSun and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of iSun. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

Contacts

Investor Relations Contact:

Michael d’Amato

IR@isunenergy.com

p: 802-264-2040